Exhibit 10.1

                           PERFORMANCE AWARD AGREEMENT

      This Performance Award Agreement (the "Agreement") has been made as of _____________, 2005 (the "Date of Award") between Duke Energy Corporation, a North Carolina corporation, with its principal offices in Charlotte, North Carolina (the "Corporation"), and __________ (the "Grantee").

                                    RECITALS

      Under the Duke Energy Corporation 1998 Long-Term Incentive Plan as amended, and as it may, from time to time, be further amended (the "Plan"), the Compensation Committee of the Board of Directors of the Corporation (the "Committee"), or its delegatee, has determined the form of this Agreement and selected the Grantee, as an Employee, to receive the award evidenced by this Agreement (the "Award") and the Performance Shares and tandem Dividend Equivalents that are subject hereto. The applicable provisions of the Plan are incorporated in this Agreement by reference, including the definitions of terms contained in the Plan.

                                      AWARD

      In accordance with the Plan, the Corporation has made this Award, effective as of the Date of Award and upon the following terms and conditions:

      Section 1. Number and Nature of Performance Shares and Tandem Dividend Equivalents. The number of Performance Shares and the number of tandem Dividend Equivalents subject to this Award are each __________ (______). The number of such Performance Shares that may become vested upon determination of achievement of the Performance Goal at Target, as provided in Section 2(a), is __________ (__). Each Performance Share, upon becoming vested before its expiration, represents a right to receive payment in the form of one (1) share of Common Stock. Each tandem Dividend Equivalent, after its tandem Performance Share vests, represents a right to receive a cash payment equivalent in amount to the aggregate cash dividends declared and paid on one (1) share of Common Stock for the period beginning on the Date of the Award and ending on the date the vested, tandem Performance Share is paid or deferred. Performance Shares and Dividend Equivalents are used solely as units of measurement, and are not shares of Common Stock and the Grantee is not, and has no rights as, a shareholder of the Corporation by virtue of this Award.

      Section 2. Vesting of Performance Shares. (a) Provided Grantee's continuous employment by the Corporation, including Subsidiaries, has not terminated, or as otherwise provided in Sections 2(b) or 2(c), Performance Shares subject to this Award shall become vested upon the written determination by the Committee, or its delegatee, in


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its sole discretion, of the achievement of the Performance Goal, which is the
Corporation's Total Shareholder Return ("TSR") percentile ranking among Standard & Poor's 500 companies, with higher percentile ranking from more positive/less negative TSR, for the period beginning January 1, 2005 and ending December 31, 2007 ("Performance Period"), above the 40th percentile, in accordance with the applicable vesting percentage specified for such percentile ranking in the following schedule:

           Percentile Ranking                   Vesting Percentage
           ------------------                   ------------------

              40th or lower                             0%
                    *                                    *
                  55th                                  40%
                    *                                    *
              70th - Target                             80%
                    *                                    *
             80th or higher                            100%

* When such determination is of a percentile ranking between those specified, the Committee, or its delegatee, in its sole discretion, shall interpolate to determine the applicable vesting percentage.

and such Performance Shares that do not so become vested shall be forfeited. For purposes of this Agreement, TSR means the change in fair market value over a specified period of time, expressed as a percentage, of an initial investment in specified common stock, with dividends reinvested, all as determined utilizing such methodology as the Committee, or its delegate, shall approve, with the average TSR for the final 30 business days of the period considered the TSR at the end of the period and with Common Stock valued for the beginning of the period as of the last preceding business day.

(b) In the event that, prior to the date that the determination of the achievement of the Performance Goal is made, the Grantee's continuous employment by the Corporation, including Subsidiaries, terminates, the Performance Shares subject to this Award are thereupon forfeited, except that if such employment terminates (i) at a time when Grantee is eligible for an immediately payable early or normal retirement benefit under the Duke Energy Retirement Cash Balance Plan, or under another retirement plan of the Corporation or a Subsidiary which plan the Committee, or its delegatee, in its sole discretion, determines to be the functional equivalent of the Duke Energy Retirement Cash Balance Plan ("Functional Equivalent Plan"), unless the Corporation, in its sole discretion, determines that Grantee is in violation of any obligation identified in Section 3, (ii) as the result of the Grantee's death, (iii) as the result of the Grantee's permanent and total disability within the meaning of Code Section 22(e)(3), (iv) as the result of the termination of such employment by the Corporation, or employing Subsidiary, other than for cause, as determined by the Corporation or employing Subsidiary, in its sole discretion, or (v) as the direct and sole result, as determined by the Corporation, or employing Subsidiary, in its sole discretion, of the divestiture of assets, a business, or a


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company, by the Corporation or a Subsidiary, the Performance Shares subject to this Award shall vest upon such determination of the achievement of the Performance Goal, at such vesting percentage determined by the Committee, or its delegatee, in its sole discretion, by prorating on the basis of the portion of the Performance Period that such employment continued while Grantee was entitled to payment of salary.

In the event that Grantee is on an employer-approved, personal leave of absence on the date that the determination of the achievement of the Performance Goal is made, then, unless prohibited by law, vesting shall be postponed and shall not occur unless and until Grantee returns to active service in accordance with the terms of the approved personal leave of absence and before the tenth anniversary of the Date of Award. Further, in the event that such determination is made and during any portion of the Performance Period the Grantee was on employer-approved, personal leave of absence, the applicable vesting percentage shall be determined by the Committee, or its delegatee, in its sole discretion, to reflect only that portion of the Performance Period during which such employment continued while the Grantee was entitled to payment of salary.

(c) In the event that a Change in Control occurs before the Performance Period has ended and (i) before the Grantee's continuous employment by the Corporation, including Subsidiaries, terminates, or (ii) after such employment terminates during the Performance Period, (A) at a time when Grantee is eligible for an immediately payable, early or normal retirement benefit under the Duke Energy Retirement Cash Balance Plan, or Functional Equivalent Plan, unless the Corporation, in its sole discretion, determines that Grantee is in violation of any obligation identified in Section 3, or (B) as the result of an event listed in items (ii) - (v) of the first sentence of Section 2(b), the Performance Shares subject to this Award shall vest upon such occurrence, at such vesting percentage determined by the Committee, or its delegatee, in its sole discretion, by prorating down from a maximum vesting percentage of 80% on the basis of the portion of the Performance Period that has elapsed prior to the time of such occurrence (or such earlier termination of employment), and the remaining Performance Shares shall be forfeited, irrespective of any subsequent determination of the achievement of the Performance Goal.

      Section 3. Violation of Grantee Obligation. In consideration of the continued vesting opportunity provided under Section 2 following the termination of Grantee's continuous employment by the Corporation, including Subsidiaries, if, at any time of such termination of employment, Grantee is eligible for an immediately payable early or normal retirement benefit under the Duke Energy Retirement Cash Balance Plan or Functional Equivalent Plan, Grantee agrees that during the period beginning with such termination of employment and ending with the third anniversary of the Date of Award ("Restricted Period"), Grantee shall not (i) without the prior written consent of the Corporation, or its delegatee, become employed by, serve as a principal, partner, or member of the board of directors of, or in any similar capacity with, or otherwise provide service to, a competitor, to the detriment, of the Corporation or any Subsidiary, or (ii) violate any of Grantee's other noncompetition obligations, or any of Grantee's nonsolicitation or nondisclosure obligations, to the Corporation or any Subsidiary. The


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

noncompetition obligations of clause (i) of the preceding sentence shall be limited in scope and shall be effective only to competition with the Corporation or any Subsidiary in the businesses of: production, transmission, distribution, or retail or wholesale marketing or selling of electricity; gathering, processing or transmission of natural gas, resale or arranging for the purchase or for the resale, brokering, marketing, or trading of natural gas, electricity or derivatives thereof; energy management and the provision of energy solutions; gathering, compression, treating, processing, fractionation, transportation, trading, marketing of natural gas components, including natural gas liquids; management of land holdings and development of commercial, residential and multi-family real estate projects; development and management of fiber optic communications systems; development and operation of power generation facilities, and sales and marketing of electric power and natural gas, domestically and abroad; and any other business in which the Corporation, including Subsidiaries, is engaged at the termination of Grantee's continuous employment by the Corporation, including Subsidiaries; and within the following geographical areas (i) any country in the world where the Corporation, including Subsidiaries, has at least US$25 million in capital deployed as of termination of Grantee's continuous employment by Corporation, including Subsidiaries; (ii) the continent of North America; (iii) the United States of America and Canada;
(iv) the United States of America; (v) the states of North Carolina, South Carolina, Virginia, Georgia, Florida, Texas, California, Massachusetts, Illinois, Michigan, New York, Colorado, Oklahoma and Louisiana: (vi) the states of North Carolina, South Carolina, Texas and Colorado; and (vii) any state or states with respect to which was conducted a business of the Corporation, including Subsidiaries, which business constituted a substantial portion of Grantee's employment. The Corporation and Grantee intend the above restrictions on competition in geographical areas to be entirely severable and independent, and any invalidity or enforceability of this provision with respect to any one or more of such restrictions, including areas, shall not render this provision unenforceable as applied to any one or more of the other restrictions, including areas. If any part of this provision is held to be unenforceable because of the duration, scope or area covered, the Corporation and Grantee agree to modify such part, or that the court making such holding shall have the power to modify such part, to reduce its duration, scope or area, including deletion of specific words and phrases, i.e.,"blue penciling", and in its modified, reduced or blue pencil form, such part shall become enforceable and shall be enforced. Nothing in Section 3 shall be construed to prohibit Grantee being retained during the Restricted Period in a capacity as an attorney licensed to practice law, or to restrict Grantee providing advice and counsel in such capacity, in any jurisdiction where such prohibition or restriction is contrary to law.

      Section 4. Forfeiture/Expiration. Any Performance Share subject to this Award shall be forfeited upon the termination of the Grantee's continuous employment by the Corporation, including Subsidiaries, from the Date of Award, except to the extent otherwise provided in Section 2, and, if not previously vested and paid, or deferred, or forfeited, shall expire immediately before the tenth (10th) anniversary of the Date of Award. Any Dividend Equivalent subject to this Award shall expire at the time its


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tandem Performance Share (i) is vested and paid, or deferred, (ii) is forfeited, or (iii) expires.

      Section 5. Dividend Equivalent Payment. Payment with respect to any Dividend Equivalent subject to this Award that is in tandem with a Performance Share that is vested and paid shall be paid in cash to the Grantee as soon as practicable following the vesting and payment of the Performance Share, or, if the vested Performance Share is deferred by Grantee as provided in Section 6, payment with respect to the tandem Dividend Equivalent shall likewise be deferred. The Dividend Equivalent payment amount shall equal the aggregate cash dividends declared and paid with respect to one (1) share of Common Stock for the period beginning on the Date of the Award and ending on the date the vested, tandem Performance Share is paid or deferred and before the Dividend Equivalent expires. However, should the timing of a particular payment under Section 6 to the Grantee in shares of Common Stock in conjunction with the timing of a particular cash dividend declared and paid on Common Stock be such that the Grantee receives such shares without the right to receive such dividend and the Grantee would not otherwise be entitled to payment under the expiring Dividend Equivalent with respect to such dividend, the Grantee, nevertheless, shall be entitled to such payment. Dividend Equivalent payments shall be subject to withholding for taxes.

      Section 6. Payment of Performance Shares. Payment of Performance Shares subject to this Award shall be made to the Grantee as soon as practicable following the time such Performance Shares become vested in accordance with
Section 2 prior to their expiration, except to the extent deferred by the Grantee in accordance with such procedure as the Committee, or its designee, may prescribe. Payment shall be subject to withholding for taxes. Payment shall be in the form of one (1) share of Common Stock for each full vested Performance Share, and any fractional vested Performance Share shall be rounded up to the next whole share for purposes of both vesting under Section 2 and payment under
Section 6. Notwithstanding the foregoing, to the extent Grantee fails to timely tender to the Corporation sufficient cash to satisfy withholding for tax requirements, such unsatisfied withholding shall be applied to reduce the number of shares of Common Stock that would otherwise be paid (valued at Fair Market Value on the date the respective Performance Shares became vested). In the event that payment, after any such reduction in the number of shares of Common Stock to satisfy withholding for tax requirements, would be for less than ten (10) shares of Common Stock, then, if so determined by the Committee, or its delegate, in its sole discretion, payment, instead of being made in shares of Common Stock, shall be made in a cash amount equal in value to the shares of Common Stock that would otherwise be paid, valued at Fair Market Value on the date the respective Performance Shares became vested.

      Section 7. No Employment Right. Nothing in this Agreement or in the Plan shall confer upon the Grantee the right to continued employment with the Corporation or any Subsidiary, or affect the right of the Corporation or any Subsidiary to terminate the employment or service of the Grantee at any time for any reason.


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      Section 8. Nonalienation. The Performance Shares and Dividend Equivalents
subject to this Award are not assignable or transferable by Grantee. Upon any attempt to transfer, assign, pledge, hypothecate, sell or otherwise dispose of any such Performance Share or Dividend Equivalent, or of any right or privilege conferred hereby, or upon the levy of any attachment or similar process upon such Performance Share or Dividend Equivalent, or upon such right or privilege, such Performance Share or Dividend Equivalent, or such right or privilege, shall immediately become null and void.

      Section 9. Determinations. Determinations by the Committee, or its delegatee, shall be final and conclusive with respect to the interpretation of the Plan and this Agreement.

      Section 10. Governing Law. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of North Carolina applicable to transactions that take place entirely within that state.

      Section 11. Conflicts with Plan, Correction of Errors, and Grantee's Consent. In the event that any provision of this Agreement conflicts in any way with a provision of the Plan, such Plan provision shall be controlling and the applicable provision of this Agreement shall be without force and effect to the extent necessary to cause such Plan provision to be controlling. In the event that, due to administrative error, this Agreement does not accurately reflect an Award properly granted to the Grantee pursuant to the Plan, the Corporation, acting through its Executive Compensation and Benefits Department, reserves the right to cancel any erroneous document and, if appropriate, to replace the cancelled document with a corrected document. It is the intention of the Corporation and the Grantee that this Award not result in unfavorable tax consequences to Grantee under Code Section 409A. Accordingly, Grantee consents to such amendment of this Agreement as the Corporation may reasonably make in furtherance of such intention, and the Corporation shall promptly provide, or make available to, Grantee a copy of any such amendment.

      Notwithstanding the foregoing, this Award is subject to cancellation by the Corporation in its sole discretion unless the Grantee, by not later than _________ __, 2005, has signed a duplicate of this Agreement, in the space provided below, and returned the signed duplicate to the Executive Compensation and Benefits Department - Performance Award (PB04A), Duke Energy Corporation, P.O. Box 1244, Charlotte, NC 28201-1244, which, if, and to the extent, permitted by the Executive Compensation and Benefits Department, may be accomplished by electronic means.


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      IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and granted in Charlotte, North Carolina, to be effective as of the Date of Award.

ATTEST                                DUKE ENERGY CORPORATION


By:                                   By:
   -------------------------------       ---------------------------------------
   Corporate Secretary                Its:  Chairman and Chief Executive Officer


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                         Acceptance of Performance Award

      IN WITNESS OF Grantee's acceptance of this Performance Award and Grantee's agreement to be bound by the provisions of this Agreement and the Plan, Grantee has signed this Agreement this _____ day of _____________________, 2005.


                                                --------------------------------
                                                Grantee's Signature


                                                --------------------------------
                                                (print name)


                                                --------------------------------
                                                (social security number)

                                                --------------------------------
                                                (address)


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